TeraWulf Announces March 2024 Production and Operations Update

8 EH/s of installed and operational self-mining capacity

Building 4 (35 MW) at Lake Mariner nearing final construction, providing path to 10 EH/s by mid-2024

EASTON, Md. – April 2, 2024 – TeraWulf Inc. (Nasdaq: WULF) ("TeraWulf" or the "Company"), owners and operators of vertically integrated, domestic bitcoin mining facilities powered by more than 95% zero-carbon energy, today provided an unaudited monthly production and operations update for March 2024.

March 2024 Production and Operations Highlights

- Self-mined 379 bitcoin in March with an average production rate of 12.2 bitcoin per day.
- Power cost averaged $13,798 per bitcoin self-mined, or approximately $0.035/kWh in March, which excludes the benefit of expected demand response or ancillary services proceeds.
- Installed hash rate increased month-over-month to 8 EH/s exiting March, primarily due to the replacement of approximately 1,000 older generation miners with S19k Pro miners.
- In early April, an additional 3,000 S19k Pro miners are expected to be delivered and energized at the Lake Mariner facility and deployed to replace older generation miners and expand the miner fleet.

Key Metrics [1]	March 2024	February 2024
Bitcoin Self-Mined Lake Mariner	290	276
Bitcoin Self-Mined Nautilus [2]	89	88
Value per Bitcoin Self-Mined [3]	$67,354	$49,080
Power Cost per Bitcoin Self-Mined	$13,798	$13,968
Avg. Operating Hash Rate (EH/s) [4]	7.6	7.5

Management Commentary

"In addition to replacing older generation miners, during March, Lake Mariner implemented third-party firmware across a significant portion of our mining fleet, with initial results indicating a potential 10% efficiency improvement," said Sean Farrell, SVP of Operations at TeraWulf.

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[1] The Company's share of the earnings or losses from operations at the Nautilus Cryptomine facility is reflected within "Equity in net income (loss) of investee, net of tax" in the consolidated statements of operations. Accordingly, operating results of the Nautilus Cryptomine facility are not reflected in revenue, cost of revenue or cost of operations lines in TeraWulf's consolidated statements of operations. The Company uses these metrics as indictors of operational progress and effectiveness and believes they are useful to investors for the same purposes and to provide comparisons to peer companies. All figures except Bitcoin Self-Mined are estimates and remain subject to standard month-end adjustments.

[2] Includes TeraWulf's net share of bitcoin mined at the Nautilus Cryptomine facility, based on hash rate share attributed to the Company.

[3] Computed as the weighted-average opening price of bitcoin on each respective day the Bitcoin Self-Mined is earned.

[4] While nameplate inventory as of March 31, 2024 for TeraWulf's two facilities is estimated at 8 EH/s, actual monthly hash rate performance depends on a variety of factors, including (but not limited to) performance tuning to increase efficiency and maximize margin, scheduled outages (scopes to improve reliability or performance), unscheduled outages, curtailment due to participation in various cash generating demand response programs, derate of ASICS due to adverse weather and ASIC maintenance and repair.

Farrell further stated, “Additionally, Lake Mariner continues to actively engage in demand response programs. Our recent expansion of qualified capacity within the NYISO Operating Reserve program reflects our ongoing commitment to operational efficiency and resource management.” Production and Operations Update Operational infrastructure capacity consists of 160 MW at the Lake Mariner facility and 50 MW at the Nautilus Cryptomine, resulting in a combined self-mining hash rate of 8 EH/s as of the end of March. On average, the mining facilities operated at 95% of their installed nameplate capacity, attributed to proactive demand response participation, performance optimization efforts, and systematic maintenance procedures. Construction of Building 4 (35 MW) at the Lake Mariner facility remains on track to be completed by mid-2024, which is expected to increase TeraWulf’s total operational capacity to approximately 10 EH/s. As previously announced, the Company is pursuing a potential large-scale, high-performance computing (HPC) project at the Lake Mariner site and has committed an initial 2 MW block of power, capable of deploying thousands of the latest generation graphics processing units (GPUs). About TeraWulf TeraWulf owns and operates vertically integrated, environmentally clean bitcoin mining facilities in the United States. Led by an experienced group of energy entrepreneurs, the Company currently has two Bitcoin mining facilities: the wholly owned Lake Mariner facility in New York, and Nautilus Cryptomine facility in Pennsylvania, a joint venture with Cumulus Coin, LLC. TeraWulf generates domestically produced Bitcoin powered by 95% zero carbon energy resources including nuclear, hydro, and solar with a goal of utilizing 100% zero-carbon energy. With a core focus on ESG that ties directly to its business success, TeraWulf expects to provide industry leading mining economics at an industrial scale. Forward-Looking Statements This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) conditions in the cryptocurrency mining industry, including fluctuation in the market pricing of bitcoin and other cryptocurrencies, and the economics of cryptocurrency mining, including as to variables or factors affecting the cost, efficiency and profitability of cryptocurrency mining; (2) competition among the various providers of cryptocurrency mining services; (3) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates, including regulation regarding power generation, cryptocurrency usage and/or cryptocurrency mining, and/or regulation regarding safety, health, environmental and other matters, which could require significant expenditures; (4) the ability to implement certain business objectives and to timely and cost-effectively execute integrated projects; (5) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to growth strategies or operations; (6) loss of public confidence in bitcoin or other cryptocurrencies and the potential for cryptocurrency market manipulation; (7) adverse geopolitical or economic conditions, including a high inflationary environment; (8) the potential of cybercrime, money- laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (9) the availability, delivery schedule and cost of equipment necessary to maintain and grow the business and operations of TeraWulf, including mining equipment and infrastructure equipment meeting the technical or other specifications required to achieve its growth strategy; (10) employment workforce factors, including the loss of key employees; (11) litigation relating to TeraWulf and/or its business; and (12) other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the SEC, which are available at www.sec.gov. Company Contact: Jason Assad Director of Corporate Communications assad@terawulf.com (678) 570-6791